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                                                                  EXHIBIT 23(i)

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

     As independent chartered accountants, we consent to the inclusion in this Registration Statement on Form F-4 of:

        - our report dated December 10, 1999 (except with respect to the sale of PROFAC as discussed in Notes 2 and 24 as to which the date is May 19,
          2000) on our audits of the consolidated financial statements of Bracknell Corporation as at October 31, 1999 and 1998 and for each of the years in the three year period ended October 31, 1999,

        - our report dated April 28, 2000 on our audit of the consolidated financial statements of Sunbelt Integrated Trade Services, Inc. as of March 8, 2000 and for the period from January 1, 2000 to March 8, 2000,

        - our report dated May 6, 2000 on our audit of the financial statements of Inglett & Stubbs, Inc. as of March 8, 2000 and for the period from January 1, 2000 to March 8, 2000,

        - our report dated May 5, 2000 on our audit of the financial statements of Schmidt Electric Company, Inc. as of March 8, 2000 and for the period from January 1, 2000 to March 8, 2000,

        - our report dated May 2, 2000 on our audit of the financial statements of Crouch Industries, LLC as of March 8, 2000 and for the period from January 1, 2000 to March 8, 2000,

        - our report dated May 2, 2000 on our audit of the financial statements of Pneu-Temp, Inc. as of March 8, 2000 and for the period from January 1, 2000 to March 8, 2000,

and to the reference to our firm under the caption "Experts" in the Proxy Statement/Prospectus contained in the Registration Statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                          Chartered Accountants

November 20, 2000
Toronto, Canada